UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2026

AKAMAI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Broadway

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Convertible Note Offering

On November 12, 2026, Akamai Technologies, Inc. (“Akamai”) completed its previously announced offering of 1.00% Convertible Senior Notes due November 15, 2028 (the “2028 Notes”) and 1.00% Convertible Senior Notes due November 15, 2031 (the “2031 Notes” and, together with the 2028 Notes, the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated as of November 9, 2026, entered into by and between Akamai and each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The aggregate principal amount of the 2028 Notes sold in the offering was $1.25 billion, which includes $150.0 million in aggregate principal amount of 2028 Notes issued pursuant to the Initial Purchasers’ option to purchase 2028 Notes on the same terms and conditions, which the Initial Purchasers exercised in full on November 10, 2026, and the aggregate principal amount of the 2031 Notes sold in the offering was $1.25 billion, which includes $150.0 million in aggregate principal amount of 2031 Notes issued pursuant to the Initial Purchasers’ option to purchase 2031 Notes on the same terms and conditions, which the Initial Purchasers exercised in full on November 10, 2026.

Akamai used approximately $284.4 million of the net proceeds from the offering of the Notes to pay the cost of the privately-negotiated convertible note hedge transactions described below (after such cost was partially offset by the proceeds to Akamai from the sale of warrants pursuant to the warrant transactions described below).

Akamai intends to use the remaining net proceeds from the offering of the Notes to repay at maturity a portion of Akamai’s $1.15 billion outstanding aggregate principal amount of 0.375% Convertible Senior Notes due 2027 (the “2027 Convertible Notes”), which mature on September 1, 2027, and/or to pay cash amounts due upon any earlier conversion of the 2027 Convertible Notes, and to fund the capital expenditure requirements of its Cloud Infrastructure Services (CIS) business. In addition, Akamai intends to use any remaining net proceeds for general corporate purposes.

Indentures and the Notes

On November 12, 2026, Akamai entered into an indenture (the “2028 Notes Indenture”) with respect to the 2028 Notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and an indenture (the “2031 Notes Indenture” and, together with the 2028 Notes Indenture, the “Indentures”) with respect to the 2031 Notes with the Trustee. Under the Indentures, the Notes will be senior unsecured obligations of Akamai. The Notes will bear interest at a rate of 1.00% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2027. The 2028 Notes will mature on November 15, 2028 and the 2031 Notes will mature on November 15, 2031, in each case, unless earlier redeemed, converted or repurchased in accordance with their terms.

The 2028 Notes are convertible into shares of Akamai’s common stock at an initial conversion rate of 8.8963 shares per $1,000 principal amount of 2028 Notes (equivalent to an initial conversion price of approximately $112.41 per share of common stock) and the 2031 Notes are convertible into shares of Akamai’s common stock at an initial conversion rate of 9.7685 shares per $1,000 principal amount of 2031 Notes (equivalent to an initial conversion price of approximately $102.37 per share of common stock). The conversion rates will be subject to adjustment in some events. The initial conversion price of the 2028 Notes represents a premium of approximately 40.0% and the initial conversion price of the 2031 Notes represents a premium of approximately 27.5% to the $80.29 per share closing price of Akamai’s common stock on November 9, 2026.

Upon conversion of the Notes, Akamai will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Akamai’s common stock, or a combination of cash and shares of Akamai’s common stock, at Akamai’s election, in respect of the remainder, if any, of Akamai’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

Prior to the close of business on the business day immediately preceding August 15, 2028, the 2028 Notes will be convertible only upon the occurrence of certain events and will be convertible thereafter at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the 2028 Notes, and prior to the close of business on the business day immediately preceding August 15, 2031, the 2031 Notes will be convertible only upon the occurrence of certain events and will be convertible thereafter at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the 2031 Notes.

If certain corporate events described in the Indentures occur prior to the maturity dates for the relevant series of Notes or if Akamai issues a redemption notice for the relevant series of Notes, the conversion rates of the relevant series of Notes will, in certain circumstances, be increased for a holder who elects to convert its Notes of such series in connection with such corporate event or during the related redemption period, as the case may be.

Akamai may, subject to certain conditions, redeem for cash all, but not less than all, of either series of Notes at any time, but only if the aggregate principal amount of such series of Notes that remains outstanding is less than 10% of the aggregate principal amount of the Notes initially issued under the relevant Indenture, at a redemption price equal to the principal amount of the Notes of such series, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes. If Akamai undergoes a “Fundamental Change,” as defined in the Indentures, subject to certain conditions and limited exceptions, holders of the relevant series of Notes may require Akamai to repurchase for cash all or any portion of their Notes of such series. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the relevant fundamental change repurchase date.

The Indentures contain customary terms and covenants, including that upon certain events of default that are occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of the relevant series may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes of such series to be due and payable.

The above description of the Indentures and the Notes is a summary only and is qualified in its entirety by reference to the Indentures (and the Forms of Note included therein), which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and are incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

On November 9, 2026, in connection with the pricing of the Notes, Akamai entered into convertible note hedge transactions with one or more of the Initial Purchasers and/or their respective affiliates and other financial institutions (the “Option Counterparties”). Akamai also entered into warrant transactions with the Option Counterparties pursuant to which it sold warrants for the purchase of Akamai’s common stock. On November 10, 2026, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, Akamai entered into additional convertible note hedge transactions and additional warrant transactions with the Option Counterparties.

The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to shares of Akamai’s common stock upon any conversion of the Notes and/or offset any cash payments Akamai is required to make in excess of the principal amount of any converted Notes, as the case may be. The warrant transactions could separately have a dilutive effect to the extent that the market price per share of Akamai’s common stock exceeds the relevant strike price of the warrants, unless Akamai elects, subject to certain conditions, to settle the warrants in cash.

The above description of the convertible note hedge transactions and the warrant transactions is a summary only and is qualified in its entirety by reference to the forms of the Call Option Transaction Confirmation and the Warrant Confirmation executed by Akamai and each Option Counterparty as of the dates specified above, forms of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act. Akamai does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. The warrants were sold to the Option Counterparties in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. Additional information pertaining to the Notes, the shares of Akamai’s common stock issuable upon conversion of the Notes and the warrants is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 12, 2026, Akamai issued a press release announcing the completion of the offering of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

4.1	Indenture (including form of Notes) with respect to Akamai’s 1.00% Convertible Senior Notes due November 15, 2028, dated as of November 12, 2026, between Akamai and U.S. Bank Trust Company, National Association, as trustee.

4.2	Indenture (including form of Notes) with respect to Akamai’s 1.00% Convertible Senior Notes due November 15, 2031, dated as of November 12, 2026, between Akamai and U.S. Bank Trust Company, National Association, as trustee.

10.1	Form of Call Option Transaction Confirmation between Akamai and each Option Counterparty.

10.2	Form of Warrant Confirmation between Akamai and each Option Counterparty.

99.1	Press release dated November 12, 2026.

104	Cover page interactive data file (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKAMAI TECHNOLOGIES, INC.

Date: November 12, 2026	By:	/s/ Aaron S. Ahola
	Name:	Aaron S. Ahola
	Title:	Executive Vice President, General Counsel and Corporate Secretary